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                                                               Exhibit 3.112


                              ARTICLES OF INCORPORATION
                                          OF
                               TI-IN ACQUISITION CORP.


                                      ARTICLE I

    The name of the corporation is TI-IN Acquisition Corp.

                                      ARTICLE II

    The period of its duration is perpetual.

                                     ARTICLE III

    The corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

                                      ARTICLE IV

    The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                                      ARTICLE V

    No holder of any shares of any class of the corporation's authorized shares, or any other class of stock of the corporation hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock of the corporation (whether now or hereafter authorized), (b) any obligations, evidences of indebtedness, or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the corporation.

                                      ARTICLE VI

    The corporation will not commence business until it has received for the issuance of its shares consideration of the value


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of $1,000.00, consisting of money, labor done or property actually received.

                                     ARTICLE VII

    The address of the registered office of the corporation is 1303 Marsh Lane, Carrollton, Texas 75006, and the name of its initial registered agent at such address is Jack T. Smith.

                                     ARTICLE VIII

    The name and address of the incorporator are as follows:

    NAME                              ADDRESS

    Robert J. Johnston            4500 Trammell Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas 75201


                                      ARTICLE IX

    The number of directors constituting the Board of Directors of this corporation on the date hereof is two (2), and the names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders, or until their successors are elected and qualified, are as follows:

    NAME                              ADDRESS

    Jack T. Smith                 1303 Marsh Lane
                                  Carrollton, Texas 75006

    Phyllis Farragut              1303 Marsh Lane
                                  Carrollton, Texas 75006



                                      ARTICLE X

    The corporation shall indemnify persons for whom indemnification is permitted by Article 2.02-1 of the Texas


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Business Corporation Act, and such indemnification shall be made to the fullest extent permitted thereby.

                                      ARTICLE XI

    To the fullest extent permitted by law, directors and former directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. No amendment of this Article XI shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                     ARTICLE XII

    The right to accumulate votes in the election of directors and/or cumulative voting by any shareholder is hereby expressly denied.


                                     ARTICLE XIII

    Any action required by the Texas Business Corporation Act, or other applicable laws, or any action which may be taken without a meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.


    The undersigned, the incorporator of this corporation, has signed these Articles of Incorporation on this th day of March, 1993.


                             ________________________________
                             Robert J. Johnston



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